As filed with the Securities and Exchange Commission on May 3, 2018

Registration No. 333-224174

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Construction Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1600	26-0758017
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(334) 673-9763

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Charles E. Owens

Chief Executive Officer and President

Construction Partners, Inc.

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(334) 673-9763

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Garrett A. DeVries Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201 (214) 969-2800	Christopher D. Lueking Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, Illinois 60611 (312) 876-7700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file Exhibit 5.1 to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

Item 16. Exhibits and Financial Statement Schedules.

(A) Exhibits. See the Exhibit Index immediately preceding the signature page hereto, which is incorporated by reference as if fully set forth herein.

(B) Financial Statement Schedules.

All schedules are omitted because the required information is (i) not applicable, (ii) not present in amounts sufficient to require submission of the schedule and/or (iii) included in the financial statements and accompanying notes thereto included in the prospectus filed as part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation of Construction Partners, Inc.

3.2*	Amended and Restated Bylaws of Construction Partners, Inc.

4.1*	Form of Class A Common Stock Certificate.

4.2*	Registration Rights Agreement, dated June 8, 2007, by and among Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.) and certain security holders party thereto.

5.1	Opinion of Pepper Hamilton LLP as to the legality of the securities being registered.

10.1†*	Form of Indemnification Agreement, by and between Construction Partners, Inc. and each of its directors and executive officers.

10.2*	Credit Agreement, dated June 30, 2017, by and among Construction Partners Holdings, Inc. (f/k/a Construction Partners, Inc.), Wiregrass Construction Company, Inc., Fred Smith Construction, Inc., FSC II, LLC, C.W. Roberts Contracting, Incorporated and Everett Dykes Grassing Co., Inc., as Borrowers, the financial institutions party thereto from time to time, and Compass Bank, as Agent, Sole Lead Arranger and Sole Bookrunner.

10.3*	Amendment to Credit Agreement, dated June 30, 2017, by and among Construction Partners Holdings, Inc. (f/k/a Construction Partners, Inc.), Wiregrass Construction Company, Inc., Fred Smith Construction, Inc., FSC II, LLC, C.W. Roberts Contracting, Incorporated, and Everett Dykes Grassing Co., Inc., as Borrowers, Compass Bank, as Agent for Lenders and as a Lender and Issuing Bank, and ServisFirst Bank, as a Lender.

10.4*	Loan Modification Agreement and Amendment to Loan Documents, dated November 14, 2017, by and among Construction Partners Holdings, Inc. (f/k/a Construction Partners, Inc.), Wiregrass Construction Company, Inc., Fred Smith Construction, Inc., FSC II, LLC, C.W. Roberts Contracting, Incorporated, and Everett Dykes Grassing Co., Inc., as Borrowers, Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.), as Guarantor, Compass Bank, as Agent for Lenders and as a Lender and Issuing Bank, and ServisFirst Bank, as a Lender.

10.5*	Loan Modification Agreement and Amendment to Loan Documents, dated December 31, 2017, by and among Construction Partners Holdings, Inc. (f/k/a Construction Partners, Inc.), Wiregrass Construction Company, Inc., Fred Smith Construction, Inc., FSC II, LLC, C.W. Roberts Contracting, Incorporated, and Everett Dykes Grassing Co., Inc., as Borrowers, Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.), as Guarantor, Compass Bank, as Agent for Lenders and as a Lender and Issuing Bank, and ServisFirst Bank, as a Lender.

10.6†*	Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.) 2016 Equity Incentive Plan and forms of Option Agreement, Option Grant Notice, Restricted Stock Award Agreement and Restricted Stock Award Grant Notice thereunder.

10.7†*	Form of Construction Partners, Inc. 2018 Equity Incentive Plan.

10.8†*	Form of Stock Option Award under the Construction Partners, Inc. 2018 Equity Incentive Plan.

10.9†*	Form of Restricted Stock Award under the Construction Partners, Inc. 2018 Equity Incentive Plan.

10.10†*	Form of Restricted Stock Unit Award under the Construction Partners, Inc. 2018 Equity Incentive Plan.

II-5

Exhibit Number	Description

10.11†*	Form of Stock Appreciation Rights Award to be settled in shares of Common Stock under the Construction Partners, Inc. 2018 Equity Incentive Plan.

10.12†*	Form of Stock Appreciation Rights Award to be settled in cash under the Construction Partners, Inc. 2018 Equity Incentive Plan.

10.13*	Management Services Agreement, dated October 1, 2006, by and between Construction Partners Holdings, Inc. (f/k/a Construction Partners, Inc.) and SunTx Capital Management Corp.

10.14*	Amendment to Management Services Agreement, dated October 1, 2013, by and between Construction Partners Holdings, Inc. (f/k/a Construction Partners, Inc.) and SunTx Capital Management Corp.

10.15†*	Employment and Non-Compete Agreement, effective as of July 1, 2014, by and between FSC II, LLC and F. Julius Smith III.

10.16†*	Form of Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.) Non-plan Stock Option Award Agreement.

10.17†*	Form of Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.) First Amendment to Non-plan Stock Option Award Agreement.

10.18†*	Option Agreement, dated March 7, 2017, between Construction Partners, Inc. (f/k/a SunTx CPI Growth Company, Inc.) and F. Julius Smith, III.

16.1*	Letter of PBMares, LLP.

21.1*	List of Significant Subsidiaries of Construction Partners, Inc.

23.1*	Consent of RSM US LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

†	Management contract, compensatory plan or arrangement.
*	Previously filed.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dothan, Alabama, on May 3, 2018.

CONSTRUCTION PARTNERS, INC.

By:	/s/ Charles E. Owens
Charles E. Owens President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles E. Owens Charles E. Owens	President and Chief Executive Officer (Principal Executive Officer) and Director	May 3, 2018

/s/ R. Alan Palmer R. Alan Palmer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2018

* Ned N. Fleming, III	Executive Chairman of the Board and Director	May 3, 2018

* Craig Jennings	Director	May 3, 2018

* Mark R. Matteson	Director	May 3, 2018

* Michael H. McKay	Director	May 3, 2018

* Stefan F. Shaffer	Director	May 3, 2018

By:	/s/ Charles E. Owens
Charles E. Owens Attorney-in-Fact

S-1